Exhibit 2.1

THIRD AMENDMENT TO BUSINESS COMBINATION AGREEMENT

This Third Amendment to Business Combination Agreement (this “Third Amendment”) is made and entered into as of September 17, 2023, by and among (i) Healthwell Acquisition Corp. I, a Delaware corporation (together with its successors, the “Purchaser”), (ii) Healthwell Acquisition Corp. I Sponsor LLC, a Delaware limited liability company, in the capacity as the Purchaser Representative under the Business Combination Agreement (as defined below) (the “Purchaser Representative”), (iii) HWEL Holdings Corp., a Delaware corporation, and a wholly owned subsidiary of Purchaser (“Pubco”), (iv) HWEL Merger Sub Corp., a Delaware corporation and a wholly-owned subsidiary of Pubco (“Purchaser Merger Sub”), (v) 1412384 B.C. Unlimited Liability Company, a British Columbia unlimited liability company and a direct, wholly-owned subsidiary of Pubco (“CallCo”), (vi) 1412388 B.C. Ltd, a British Columbia corporation and a direct, wholly-owned subsidiary of CallCo (“ExchangeCo”), (vii) Starton Therapeutics, Inc., a British Columbia corporation (the “Company”), and (viii) Kiriakos Charlie Perperidis, an individual, in the capacity as the Seller Representative under the Business Combination Agreement (the “Seller Representative”). Purchaser, the Purchaser Representative, Pubco, Purchaser Merger Sub, CallCo, ExchangeCo, the Company, and the Seller Representative are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Original Agreement (defined below).

RECITALS:

A. The Parties are parties to that certain Business Combination Agreement made and entered into as of April 27, 2023 (as heretofore amended by that certain First Amendment to Business Combination Agreement dated as of May 15, 2023, and that Second Amendment to Business Combination Agreement dated as of August 10, 2023, the “Original Agreement”).

B. The Parties desire to further amend the Original Agreement (as amended from time to time, including by this Third Amendment, the “Business Combination Agreement”) on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, and the other provisions contained in this Third Amendment, and intending to be legally bound hereby, the Parties hereto agree as follows:

1. Amendment to the Business Combination Agreement.

(a) Section 9.1(k) of the Original Agreement is hereby amended and restated in its entirety as follows:

(k) Minimum Cash Condition. Upon the Closing, the Purchaser shall have cash and cash equivalents, including funds remaining in the Trust Account (after giving effect to the completion and payment of the Redemption) and the proceeds of any Equity Investment or Debt Financing, after giving effect to the payment of Purchaser’s unpaid Expenses or Liabilities and the Company’s unpaid Expenses, at least equal to Ten Million U.S. Dollars ($10,000,000).

(b) Section 8.18(a) of the Original Agreement is hereby amended and restated in its entirety as follows:

During the Interim Period, Purchaser, Pubco and the Company shall use their commercially reasonable efforts to (i) enter into and consummate subscription agreements with investors relating to a private equity investment in Purchaser or Pubco to purchase shares of Purchaser or Pubco (“PIPE Shares”) in connection with a private placement, or enter into non-redemption agreements with existing Purchaser Stockholders, and/or enter into backstop arrangements with potential investors (an “Equity Investment”), or (ii) arrange debt financing in connection with the Transactions (a “Debt Financing”), in each case such that Closing Cash (as defined below) is targeted for at least Thirty Five Million Dollars ($35,000,000). In each case, the terms of any such Equity Investment and/or Debt Financing shall be mutually acceptable to each of Purchaser, Pubco and the Company, with each acting in the best interest of itself and its stockholders, as determined in its sole discretion. If Purchaser elects to seek an Equity Investment or Debt Financing on such mutually acceptable terms, Pubco, Purchaser and the Company shall, and shall cause their respective Representatives to, cooperate with each other and their respective Representatives in connection with such Equity Investment or Debt Financing and use their respective commercially reasonable efforts to cause such Equity Investment or Debt Financing to occur (including having the Company’s senior management participate in any investor meetings and roadshows as reasonably requested by Purchaser). For the avoidance of doubt, completion of an Equity Investment or a Debt Financing is not, in and of itself, a closing condition to consummate the Transactions contemplated hereunder.

2. Miscellaneous. Except as expressly provided in this Third Amendment, all of the terms and provisions in the Original Agreement are and shall remain unchanged and in full force and effect, on the terms and subject to the conditions set forth therein. This Third Amendment does not constitute, directly or by implication, an amendment or waiver of any provision of the Original Agreement, or any other right, remedy, power or privilege of any party, except as expressly set forth herein. Any reference to the Business Combination Agreement in the Business Combination Agreement or any other agreement, document, instrument or certificate entered into or issued in connection therewith shall hereinafter mean the Original Agreement, as amended by this Third Amendment (or as the Business Combination Agreement may be further amended or modified after the date hereof in accordance with the terms thereof). The Original Agreement, as amended by this Third Amendment, together with the documents or instruments attached hereto or thereto or referenced herein or therein, constitutes the entire agreement between the parties with respect to the subject matter of the Business Combination Agreement, and supersedes all prior agreements and understandings, both oral and written, between the Parties with respect to its subject matter. If any provision of the Original Agreement is materially different from or inconsistent with any provision of this Third Amendment, the provision of this Third Amendment shall control, and the provision of the Original Agreement shall, to the extent of such difference or inconsistency, be disregarded. This Third Amendment shall be interpreted, construed, governed and enforced in a manner consistent with the Original Agreement, and, without limiting the foregoing, Sections 12.1 through 12.11 and Sections 12.13 and 12.14 of the Original Agreement are hereby incorporated herein by reference as if fully set forth herein, and such provisions apply to this Third Amendment as if all references to the “Agreement” contained therein were instead references to this Third Amendment.

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IN WITNESS WHEREOF, each Party hereto has caused this Third Amendment to be signed and delivered as of the date first written above.

Purchaser:

HEALTHWELL ACQUISITION CORP. I

By:	/s/ Alyssa J. Rapp
	Name:	Alyssa J. Rapp
	Title:	Chief Executive Officer

Purchaser Representative:

HEALTHWELL ACQUISITION CORP. I SPONSOR LLC, solely in its capacity as the Purchaser Representative under the Business Combination Agreement

By:	/s/ Alyssa J. Rapp
	Name:	Alyssa J. Rapp
	Title:	Manager

By:	/s/ John L. MacCarthy
	Name:	John L. MacCarthy
	Title:	Manager

Pubco:

HWEL HOLDINGS CORP.

By:	/s/ Alyssa J. Rapp
	Name:	Alyssa J. Rapp
	Title:	President and Secretary

Purchaser Merger Sub:

HWEL MERGER SUB CORP.

By:	/s/ Alyssa J. Rapp
	Name:	Alyssa J. Rapp
	Title:	President and Secretary

[Signature Page to Third Amendment to Business Combination Agreement]

CallCo:

1412384 B.C. Unlimited Liability Company

By:	/s/ Alyssa J. Rapp
	Name:	Alyssa J. Rapp
	Title:	Director

ExchangeCo:

1412388 B.C. Ltd

By:	/s/ Alyssa J. Rapp
	Name:	Alyssa J. Rapp
	Title:	Director

[Signature Page to Third Amendment to Business Combination Agreement]

The Company:

STARTON THERAPEUTICS, INC.

By:	/s/ Pedro Lichtinger
	Name:	Pedro Lichtinger
	Title:	Chairman and CEO

Seller Representative:

Kiriakos Charlie Perperidis, an individual, solely in his capacity as the Seller Representative under the Business Combination Agreement

By:	/s/ Kiriakos Charlie Perperidis
	Name:	Kiriakos Charlie Perperidis
	Title:	Seller Representative

[Signature Page to Third Amendment to Business Combination Agreement]